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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ODETICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ODETICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 12, 2003

To the Stockholders of Odetics, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Odetics, Inc., a Delaware corporation, will be held on Friday, September 12, 2003 at 10:00 a.m., Pacific Time, at the principal executive offices of Odetics located at 1515 South Manchester Avenue, Anaheim, California 92802 for the following purposes, as more fully described in the proxy statement accompanying this Notice:

  1.
  To elect eight directors to serve on the Board of Directors of Odetics—two directors by the holders of the Class A common stock and six directors by the holders of the Class A common stock and the holders of the Class B common stock, voting together as a single class.

  2.
  To approve the amendment of Odetics' certificate of incorporation to change the name of the company to "Iteris Holdings, Inc."

  3.
  To ratify the appointment of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2004.

  4.
  To transact any other business which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        The Board of Directors has fixed the close of business on July 25, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any continuation or adjournment thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the principal executive offices of Odetics.

        You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your ballot vote at the meeting will be counted.

Sincerely,

Anaheim, California	Gary W. Smith
August 11, 2003	Secretary

  YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ODETICS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 12, 2003

General

        These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Odetics, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders to be held on September 12, 2003 (the "Annual Meeting") and any adjournment or postponement of the meeting. The Annual Meeting will be held at 10:00 a.m., Pacific Time, at the principal executive offices of Odetics located at 1515 South Manchester Avenue, Anaheim, California 92802. These proxy materials and the form of proxy were first mailed to the stockholders of Odetics on or about August 13, 2003.

        The mailing address of the principal executive offices of Odetics is 1515 South Manchester Avenue, Anaheim, California 92802.

Purpose of Meeting

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Voting Rights

        The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as July 25, 2003. At the close of business on the record date, 14,115,635 shares of the Class A common stock of Odetics, par value $0.10 per share, and 1,001,120 shares of the Class B common stock of Odetics, par value $0.10 per share, were outstanding. The Class A common stock and Class B common stock of Odetics are collectively referred to as the "common stock."

        Holders of the Class A common stock are entitled to elect 25% of the Board rounded up to the nearest whole number, or two directors. The holders of the Class A common stock and the holders of the Class B common stock, voting together as a single class, will be entitled to elect the balance of the Board, or six directors. Directors will be elected by a plurality of the voting power of the class or classes, as the case may be, of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting, unless cumulative voting is in effect. With respect to the election of directors, when voting together as a single class, the holders of Class A common stock are entitled to one-tenth of one vote per share held and the holders of Class B common stock are entitled to one vote per share held.

        Pursuant to the bylaws of Odetics, no stockholder is entitled to cumulate his or her votes (as described above) for candidates other than those whose names have been placed in nomination prior to the commencement of voting and unless at least one stockholder has given notice prior to commencement of the voting of his or her intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes by multiplying the number of votes of each class of common stock the stockholder is entitled to vote by the number of directors to be elected by such class. The number of cumulative votes thus determined may be voted all for one candidate or distributed among several candidates, at the discretion of the stockholder. The candidates receiving the highest number of votes, up to the number of directors to be elected by each class of common stock, will be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of each class of the common stock covered by proxies received by them (unless authority to vote for directors is withheld) among the named candidates as they determine. Except as described above for the election of directors, holders of each class of common stock will vote at the Annual Meeting as a single class on all matters, with each holder of shares of Class A common stock entitled to one-tenth of one vote per share held and each holder of shares of Class B common stock entitled to one vote per share held. Proposals 2 and 3 require the approval of the affirmative vote of a majority of the voting power of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

        The presence in person or by proxy of the holders of a majority of the outstanding shares of the common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspectors of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when brokers who hold stock in "street name" return proxy cards stating that they do not have authority to vote the stock which they hold on behalf of beneficial owners. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Proxies

        Properly executed proxies will be voted in the manner directed by the stockholders. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of any director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2 and 3 as described in this proxy statement and the accompanying notice.

        You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of Odetics, at the principal executive offices of Odetics at 1515 South Manchester Avenue, Anaheim, California 92802, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation

        The enclosed proxy is being solicited by the Board of Directors of Odetics. Odetics will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Odetics may reimburse such persons for their costs in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or any other means by directors, officers or employees of Odetics. No additional compensation will be paid to these individuals for any such services.

        In the discretion of management, Odetics reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although Odetics does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $20,000 plus out-of-pocket expenses, all of which would be paid by Odetics.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

        The Board of Directors of Odetics is currently comprised of eight members. Eight directors are to be elected at the Annual Meeting and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders. Holders of Class A common stock are entitled to elect two of the eight directors to be elected at the Annual Meeting, and the holders of Class A common stock and the holders of Class B common stock, voting together as a single class, are entitled to elect the other six directors. The two candidates receiving the highest number of affirmative votes of shares of Class A common stock, present in person or represented by proxies and entitled to vote at the Annual Meeting, will be elected directors of Odetics, and the six candidates receiving the highest number of affirmative votes of shares of Class A common stock and shares of Class B common stock, voting together as a single class, present in person or represented by proxies and entitled to vote at the Annual Meeting, will be elected directors of Odetics. When voting together as a single class, the holders of Class A common stock are entitled to one-tenth of one vote per share held and the holders of Class B common stock are entitled to one vote per share held. If cumulative voting is in effect, however, the proxy holders of each class of common stock will have the right to cumulate and allocate votes among those nominees standing for election with respect to such class of common stock as such proxy holders in their discretion elect.

        Messrs. Gudmundson and Muench will stand for election by the holders of Class A common stock, and Messrs. Daly, Miner, Seazholtz, Slutzky, Thomas and Wright will stand for election by the holders of Class A common stock and Class B common stock, voting together as a single class.

Information with Respect to Nominees

        The following table sets forth certain information concerning the nominees for directors of Odetics as of July 15, 2003.

Nominees for Election

Name	Age	Position	Director Since
Joel Slutzky (3)	64	Chairman of the Board of Odetics Chairman of the Board of MAXxess Systems, Inc. Chairman of the Board of Iteris, Inc. Director of Meyer, Mohaddes Associates, Inc.	1969
Kevin C. Daly, Ph.D.(2)(3)	59	Director of Odetics	1993
Crandall L. Gudmundson	72	Director of Odetics	1979
Gregory A. Miner (3)	48	Director, Chief Executive Officer, Chief Financial Officer and Assistant Secretary of Odetics Director, Chief Financial Officer and Secretary of MAXxess Director of Iteris Director, Chief Financial Officer and Secretary of Meyer, Mohaddes Associates	1998
Jerry F. Muench	68	Director and Assistant Secretary of Odetics	1969
John W. Seazholtz (1)(2)	66	Director of Odetics	1998
Thomas L. Thomas (1)(2)	54	Director of Odetics	1999
Paul E. Wright (1)(3)	72	Director of Odetics Director of Iteris	1993

(1)
Member of the Audit Committee.

(2)
Member of the Compensation and Stock Option Committee.

(3)
Member of the Finance Committee.

        Joel Slutzky has served as the Chairman of the Board of Directors since he co-founded Odetics in 1969. Mr. Slutzky served as the Chief Executive Officer of Odetics from 1975 to February 2002. Mr. Slutzky is also Chairman of Iteris and MAXxess, subsidiaries of Odetics. Mr. Slutzky also served on the Board of ATL Products, Inc. and on the Board of the American Electronics Association. Mr. Slutzky currently serves on the Board of KOCE, Future Scientists and Engineers of America, and the Orange County Business Council Workforce Task Group. Mr. Slutzky is also the Chairman of Project Tomorrow, an organization focused on improving Kindergarten through twelfth grade science education in Orange County.

        Kevin C. Daly, Ph.D. has served as a director of Odetics since 1993. Since July 2002, Dr. Daly has been the Chief Executive Officer of Avamar Technologies, Inc., a provider of high availability data storage solutions. Dr. Daly was previously Chief Technical Officer of Quantum Corporation's Storage Solutions Group from October 2001 to July 2002 and, prior to that, he was Chief Executive Officer of ATL Products, Inc., the former wholly-owned subsidiary of Odetics, from its foundation in 1993 until 2001. Dr. Daly also served as Chief Technical Officer of Odetics from 1985 until ATL's separation from Odetics in an initial public offering in March 1997. Odetics distributed its remaining 82.9% interest in ATL to the stockholders of Odetics in October 1997. Prior to Odetics, Dr. Daly was Director of the

Control and Dynamics Division of the Charles Stark Draper Laboratory at MIT from 1974 through 1985. Dr. Daly is also a member of the Board of Directors of Danka Business Systems PLC.

        Crandall L. Gudmundson is a co-founder of Odetics and served as its President from 1975 until his retirement in 1998. Mr. Gudmundson has served as a director of Odetics since 1979 and served as a director of ATL Products, Inc. from 1993 to 1998. Prior to co-founding Odetics, Mr. Gudmundson was the lead project engineer for Leach Corporation.

        Gregory A. Miner has served as the Chief Executive Officer of Odetics since February 2002, as a director since 1998 and as a Vice President and Chief Financial Officer since January 1994 when he joined Odetics. From 1998 to 2002, Mr. Miner also served as Odetics' Chief Operating Officer. Mr. Miner served as the Vice President and Chief Financial Officer of ATL Products, Inc., a former subsidiary of Odetics, from 1994 to 1998 and currently serves as the Chief Financial Officer, Secretary and Director of MAXxess. Mr. Miner has also served in various capacities for the other subsidiaries of Odetics from time to time. From December 1984 until joining Odetics, Mr. Miner served as the Vice President and Chief Financial Officer and a Director of Laser Precision Corporation, a manufacturer of telecommunications test equipment. From 1979 to 1984, Mr. Miner was employed by Deloitte Haskins and Sells (now known as Deloitte & Touche LLP) in various capacities, the most recent of which was Audit Manager.

        Jerry F. Muench is a co-founder of Odetics and has served as a director since 1969. From 1969 to 2002, Mr. Muench was also Odetics' Secretary. Mr. Muench served as the Vice President, Marketing of Odetics from 1975 until his retirement in December 1997. Prior to co-founding Odetics, Mr. Muench was the manager of applications engineering at Leach Corporation.

        John W. Seazholtz has served as a director of Odetics since May 1998. He also served as a director of Mariner Networks, Inc., a subsidiary of Odetics that has been discontinued, from March 2000 to September 2001. From May 1998 to April 2000, Mr. Seazholtz served as the President and Chief Executive Officer of Telesoft America, Inc. He retired in April 1998 as the Chief Technology Officer of Bell Atlantic after 36 years of service with that company and its predecessor. Mr. Seazholtz was a senior officer of Bell Atlantic since 1986, serving in various positions, including the positions of Vice President, Operations and Engineering, Vice President, Marketing, Vice President of New Services, and Vice President, Technology and Information Systems. Mr. Seazholtz currently serves as the Chairman of the Board of Westell Technologies, Inc. and is a member of the Board of Directors of Advanced Switching Communications, Inc.

        Thomas L. Thomas has served as a director of Odetics since May 1999. From January 2000 to September 2001, he also served as the Chairman of the Board of Mariner Networks, Inc. Mr. Thomas is the Chairman of the Board, President and Chief Executive Officer of HAHT Commerce, a provider of software applications that enable companies to use the Internet to conduct business. A veteran Silicon Valley executive, Mr. Thomas was previously the President and Chief Executive Officer of Ajuba Solutions, a provider of B2B integration solution software, which was sold to Interwoven in October 2000. From April 1999 until January 2000, he served as the President, Chief Executive Officer and Chairman of the Board of Vantive Corporation, a leading customer relationship management software vendor which was acquired by Peoplesoft in January 2000. Prior to that, from September 1995 to April 1999, Mr. Thomas served as the Senior Vice President of e-Business and Information Services and Chief Information Officer at 3Com Corporation. From 1993 to 1995, Mr. Thomas served as a Vice President and the Chief Information Officer of Dell Computer Corporation. From 1987 to 1993, he served as the Vice President of Management Information Systems at Kraft General Foods, and at Sara Lee Corporation from 1981 to 1987. Mr. Thomas also serves on the Board of Directors of iManage, Inc.

        Paul E. Wright has served as a director of Odetics since June 1993 and as a director of Iteris since January 1999. Mr. Wright is the President of Wright Associates—Engineering and Business Consultants,

a company he formed in 1997. From 1988 until his retirement in 1997, Mr. Wright served as the Chairman of Chrysler Technologies Corp., the aerospace and defense electronics subsidiary of Chrysler Corporation. From 1986 to 1988, Mr. Wright served as the President and Chief Operating Officer of Fairchild Industries, Inc. Prior to joining Fairchild, he was employed for 28 years by RCA Corporation, where he last served as the Senior Vice President, responsible for planning RCA's merger into General Electric Corporation.

        All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently directors of Odetics and have indicated that they are willing to continue to serve as directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

Board Meetings and Committees

        The Board of Directors held seven meetings during the fiscal year ended March 31, 2003. Mr. Thomas attended five of the meetings of the Board of Directors. All of the other directors attended or participated in at least 75% of the aggregate number of meetings of the Board of Directors. Each director (excluding Mr. Thomas) attended at least 75% of the aggregate number of meetings of those committees of the Board of Directors on which such person served, which were held during such period.

        Odetics currently has three standing committees—the Audit Committee, the Compensation and Stock Option Committee and the Finance Committee. Odetics has no standing nominating committee, and the Board as a whole acts upon matters which would otherwise be the responsibility of a nominating committee.

        Audit Committee.    The Audit Committee supervises and reviews the audit and audit review programs and procedures of the independent auditors of Odetics, its internal accounting staff and the results of internal auditing procedures. The Audit Committee also reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the selection of the independent auditors and the independence, professional services, fees, plans and results of the independent auditors. The members of the Audit Committee of Odetics are Messrs. Seazholtz, Thomas and Wright. The Audit Committee held five meetings during the fiscal year ended March 31, 2003.

        The Board of Directors adopted and approved a written charter for the Audit Committee in June 2000. In July 2002, the Board of Directors adopted and approved an amended and restated Audit Committee charter, which charter was included as an appendix to Odetics' proxy statement for the annual meeting of the stockholders which was held in September 2002. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

        Compensation and Stock Option Committee.    The Compensation and Stock Option Committee makes recommendations to the Board concerning the compensation of all executive officers of Odetics and administers the stock option plans of Odetics. The members of the Compensation and Stock Option Committee of Odetics are Messrs. Daly, Seazholtz and Thomas. The Compensation and Stock Option Committee held two meetings during the fiscal year ended March 31, 2003.

        Finance Committee.    The Finance Committee reviews Odetics' financial planning and strategies and provides guidance to the Board and the Audit Committee regarding issues and opportunities related thereto. The Finance Committee also provides interface and advice between the Board, the capital markets and other financing sources. The Finance Committee held no meetings during the fiscal year ended March 31, 2003. The members of the Finance Committee are Messrs. Daly, Miner, Slutzky and Wright.

Compensation of Directors

        Directors who are not employees of Odetics or one of its subsidiaries receive an annual fee of $12,000 per year, paid quarterly, in addition to $1,500 for each Board meeting attended in person and $250 for each telephone conference Board meeting. All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

        Non-employee directors are also eligible to receive periodic option grants pursuant to the Automatic Option Grant Program under Odetics' 1997 Stock Incentive Plan. Under this plan, each non-employee director receives an option to purchase 20,000 shares of Class A common stock upon his initial appointment to the Board of Directors and an additional option to purchase 5,000 shares of Class A common stock on the date of each annual meeting after his appointment. Each option granted to non-employee directors under the Automatic Option Grant Program will have an exercise price equal to the fair market value of the Class A common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service as a Board member.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE. PROXIES RETURNED TO ODETICS WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE INSTRUCTED IN WRITING ON SUCH PROXY.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
TO EFFECT A CHANGE IN THE CORPORATE NAME

        The Board of Directors of Odetics has determined that it is advisable and in the best interests of Odetics and its stockholders to change the name of the company to "Iteris Holdings, Inc." in order to aid in communicating the new focus of the company's business. Since late 2001, Odetics has divested itself of many of its business units in order to reduce operating expenses and to focus the business on what Odetics believes is its core businesses — the business of its Iteris, Inc. subsidiary and, to a lesser extent, the emerging homeland security opportunities. Odetics believes that the name change will better communicate to the public the current and future nature of Odetics' business operations and its majority ownership interest in Iteris, Inc. The stockholders are being asked to approve an amendment to the certificate of incorporation of Odetics to effect a change in the corporate name from "Odetics, Inc." to "Iteris Holdings, Inc." Upon approval of such an amendment by the stockholders, Odetics plans to file a certificate of amendment to its certificate of incorporation to effect the name change.

Stockholder Approval

        The affirmative vote of a majority of the voting power of the Class A common stock and Class B common stock of Odetics, voting together as a single class, present or represented and entitled to vote at the Annual Meeting, will be required for approval of the amendment of the certificate of incorporation to effect the name change.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT A CHANGE IN THE NAME OF THE COMPANY TO "ITERIS HOLDINGS, INC."

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The accounting firm of Ernst & Young LLP served as the independent auditors of Odetics for the fiscal year ended March 31, 2003. The Audit Committee of the Board of Directors has selected that firm to continue in this capacity for the fiscal year ending March 31, 2004. Odetics is asking the stockholders to ratify the selection by the Audit Committee of Ernst & Young LLP as the independent auditors of Odetics to audit the consolidated financial statements of Odetics for the fiscal year ending March 31, 2004 and to perform other appropriate services. Stockholder ratification of the selection of Ernst & Young LLP as Odetics' independent auditors is not required by the bylaws of Odetics or otherwise. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee feels that such a change would be in the best interests of Odetics and its stockholders.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires.

Stockholder Approval

        The affirmative vote of a majority of the voting power of the Class A common stock and Class B common stock of Odetics, voting together as a single class, present or represented and entitled to vote at the Annual Meeting, will be required for ratification of the selection of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2004.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF ODETICS FOR THE FISCAL YEAR ENDING MARCH 31, 2004.

PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of July 1, 2003, the number and percentage ownership of the Class A common stock and Class B common stock of Odetics by (i) all persons known to Odetics to beneficially own more than 5% of either class of outstanding common stock (based upon reports filed by such persons with the SEC), (ii) each of the Named Executive Officers in the Summary Compensation Table which appears elsewhere herein, (iii) each director of Odetics and director nominee named under "Election of Directors," and (iv) all executive officers and directors of Odetics as a group. To the knowledge of Odetics, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.

	Class A common stock
				Class B common stock
	Amount and Nature of Beneficial Ownership(2)(3)
Name and Address of Beneficial Owner(1)			Percent of Class(2)	Amount and Nature of Beneficial Ownership(2)(3)		Percent of Class(2)	Total Percent of Voting Power
Joel Slutzky	894,509	(4)	6.3%	261,622	(4)	26.1%	14.4%
Gerald A. Weber	393,841	(5)	2.8	187,885		18.7	9.4
Austin W. Marxe and David M. Greenhouse	5,302,353	(6)	31.9	—		—	19.9
Kevin C. Daly, Ph.D.	26,850	(7)	*	—		—	0.1
Crandall L. Gudmundson	121,682	(8)	*	69,743		6.9	3.4
Gregory A. Miner	245,847	(9)	1.7	—		—	1.0
Jerry F. Muench	117,808	(10)	*	61,537	(11)	6.1	3.0
John W. Seazholtz	60,297	(12)	*	—		—	*
Thomas L. Thomas	42,750	(13)	*	—		—	*
Paul E. Wright	75,044	(14)	*	—		—	*
Hugo Fruehauf	50,435	(15)	*	—		—	*
John E. Johnson	68,351	(16)	*	—		—	*
Steven A. L'Heureux(17)	—		*	—		—	*
Gary W. Smith	97,030	(18)	*	296		*	*
All executive officers and directors as a group (10 persons)	1,750,168	(19)	12.0%	393,198		39.2%	23.0%

*
Represents less than 1%.

(1)
The address for Gerald A. Weber is 222 North LaSalle, Suite 899, Chicago, Illinois 60601. The address for Messrs. Marxe and Greenhouse is 153 E. 53rd St., 51st Floor, New York, New York 10022. The address of all other persons named in the table is 1515 South Manchester Avenue, Anaheim, California 92802. The address for Mr. Fruehauf is 1585 S. Manchester Avenue, Anaheim, California 92802. The address for Mr. L'Heureux is 1999 Broadway, Suite 4000, Denver, Colorado 80202.

(2)
Based on 14,112,823 shares of the Class A common stock and 1,003,932 shares of Class B common stock outstanding as of July 1, 2003. Shares of each class of common stock subject to options or warrants which are exercisable within 60 days of July 1, 2003 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options or warrants are not deemed to be outstanding for purposes of this calculation.

(3)
In addition to the shares held in the individual's name, this column also includes shares held for the benefit of the named person under Odetics' 401(k) and Stock Ownership Plan.

(4)
Includes 160,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2003. Excludes 349,508 shares of Class A common stock and 140,802 shares of Class B common stock held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 5.

(5)
All of such shares are owned beneficially of record by various trusts with respect to which Mr. Weber serves as trustee or co-trustee. Mr. Weber shares investment and voting power as to 35,333 shares of Class A common stock and 48,049 shares of Class B common stock. Mr. Weber exercises sole investment and voting power over the remaining 358,808 shares of Class A common stock and 139,836 shares of Class B common stock. The shares shown include an aggregate of 349,508 shares of Class A common stock and 140,802 shares of Class B common stock held in trust for the benefit of the children and relatives of Mr. Slutzky, as to which shares Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership.

(6)
Includes 2,500,000 shares issuable upon exercise of warrants that were issued to Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. and Special Situations Private Equity Fund, L.P. (collectively, the "Special Situations Funds"). Purusant to a Schedule 13D/A filed on March 4, 2003 with the SEC, Messrs. Marxe and Greenhouse reported that they had shared voting power and shared dispositive power over the shares of common stock (including the 2,500,000 shares issuable upon exercise of warrants) held by the Special Situations Funds. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. ("AWM"), the general partner of Special Situations Cayman Fund, L.P. AWM is the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III, L.P. In addition, Messrs. Marxe and Greenhouse are members of MG Advisers L.L.C., the general partner of Special Situations Private Equity Fund, L.P.

(7)
Includes 100 shares held by Dr. Daly's spouse. Also includes 10,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2003.

(8)
Includes 4,500 shares held by Mr. Gudmundson's IRA and 10,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2003.

(9)
Includes 187,778 shares issuable upon exercise of options held by Mr. Miner that are currently exercisable or will become exercisable within 60 days after July 1, 2003.

(10)
Includes 31,114 shares held by Mr. Muench's spouse and 10,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2003.

(11)
Includes 23,235 shares held by Mr. Muench's spouse.

(12)
Includes 26,750 shares issuable upon exercise of options held by Mr. Seazholtz that are currently exercisable or will become exercisable within 60 days after July 1, 2003.

(13)
Includes 23,750 shares issuable upon exercise of options held by Mr. Thomas that are currently exercisable or will become exercisable within 60 days after July 1, 2003.

(14)
Includes 25,750 shares issuable upon exercise of options held by Mr. Wright that are currently exercisable or will become exercisable within 60 days after July 1, 2003.

(15)
Includes 12,000 shares issuable upon exercise of options held by Mr. Fruehauf that are currently exercisable or will become exercisable within 60 days after July 1, 2003. Mr. Fruehauf resigned from his positions with Odetics effective as of May 9, 2003.

(16)
Includes 12,000 shares issuable upon exercise of options held by Mr. Johnson that are currently exercisable or will become exercisable within 60 days after July 1, 2003.

(17)
Mr. L'Heureux resigned from his positions with Odetics effective as of February 21, 2003.

(18)
Includes 45,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2003.

(19)
Includes 525,278 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2003.

EQUITY COMPENSATION PLANS

        The following table summarizes, as of March 31, 2003, the status of Odetics' compensation plans under which equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity Compensation Plans that have been approved by Odetics' security holders:
1997 Stock Incentive Plan	961,920	$3.73	689,000
Equity Compensation Plans that have not been approved by Odetics' security holders
Total	961,920		689,000

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The following table sets forth certain information regarding all executive officers of Odetics as of July 15, 2003.

Name	Age	Capacities in Which Served
John E. Johnson	56	Vice President of Odetics; Director, President and Chief Executive Officer of Iteris, Director of Meyer, Mohaddes Associates
Gregory A. Miner	48
		Chief Executive Officer, Chief Financial Officer, Assistant Secretary and Director of Odetics Director; Chief Financial Officer and Secretary of MAXxess; Director of Iteris; Director, Chief Financial Officer and Secretary of Meyer, Mohaddes Associates
Gary W. Smith	46	Vice President, Controller and Secretary of Odetics; Assistant Secretary of Iteris, MAXxess and Meyer, Mohaddes Associates

        The following is a brief description of the capacities in which each of the executive officers has served during the past five years. The biography of Mr. Miner appears earlier in this proxy statement. See "Election of Directors."

        John E. Johnson has served as a Vice President of Odetics since 1986 and has served as the President, Chief Executive Officer and a director of Odetics' subsidiary, Iteris, Inc. since December 1999. Prior to that, he served as the General Manager of the Odetics ITS division (now Iteris, Inc.) from 1996 to 1998, prior to its incorporation. From 1990 to 1996, Mr. Johnson served as the General Manager of the Odetics Customer Service division. Mr. Johnson served in various other capacities with Odetics since joining Odetics in 1974, including the Vice President and General Manager of the Omutec division from 1986 to 1990, the Director of Contracts for the Space division from 1980 to 1986, the Controller of Infodetics, a former subsidiary of Odetics, from 1975 to 1980 and the Controller of Odetics from 1974 to 1975. Prior to joining Odetics, Mr. Johnson served as a certified public accountant with Peat Marwick.

        Gary W. Smith has served as the Controller of Odetics since 1992, became a Vice President in August 1994 and the Secretary in 2002. Prior to that, Mr. Smith served as the Assistant Controller of Odetics from 1990 until 1992, Assistant Secretary from 1998 until 2002, and Senior Financial Analyst from 1986 until 1990.

        Officers serve at the discretion of the Board of Directors.

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning the compensation earned by the Chief Executive Officer and each of the four other most highly compensated executive officers of Odetics whose total cash salary and bonus during the fiscal year ended March 31, 2003 exceeded $100,000 (collectively, the "Named Executive Officers") for each of the three fiscal years ended March 31, 2001, 2002 and 2003. No other executive officers who would have otherwise been includable in such table on the basis of salary earned for the fiscal year ended March 31, 2003 has been excluded by reason of his or her termination of employment or change in executive status during that year. Other than the bonus paid to Mr. Johnson for the fiscal year ended March 31, 2002, no bonuses have been paid to the Named Executive Officers during the fiscal years ended March 31, 2001, 2002 and 2003.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
		Annual Compensation		Awards
Name and Principal Positions with Odetics	Fiscal Year	Salary ($)(1)	Bonus ($)	Restricted Stock ($)	Securities Underlying Options (#)(2)		All Other Compensation ($)(3)
Gregory A. Miner Chief Executive Officer, Chief Financial Officer and Director	2003 2002 2001	284,169 217,200 214,662	— — —	— — —	310,000 — 30,000	(4)	5,671 4,830 3,891
John E. Johnson(5) Vice President	2003 2002 2001	202,086 185,958 185,958	— 21,000 —	— — —	12,000 — —	(6)	4,263 4,164 2,831
Hugo Fruehauf(7) Vice President	2003 2002 2001	158,004 172,206 174,969	— — —	— — —	12,000 — —	(6)	4,741 5,100 3,875
Steven A. L'Heureux(8) Vice President	2003 2002 2001	170,682 189,231 183,462	— — —	— — —	10,000 — —	(6)	5,029 4,950 3,975
Gary W. Smith Vice President, Controller and Secretary	2003 2002 2001	108,199 115,235 114,821	— — —	— — —	45,000 — —	(6)	3,056 2,881 2,106

(1)
Represents all amounts earned from Odetics and its subsidiaries during the fiscal years shown, including amounts deferred under the Executive Deferral Plan and the Odetics 401(k) and Stock Ownership Plan.

(2)
Consists of options granted pursuant to Odetics' 1994 Long-Term Equity Incentive Plan and 1997 Stock Incentive Plan entitling the holder to purchase shares of Class A common stock of Odetics.

(3)
Consists solely of the matching contribution of Odetics to the respective accounts of the Named Executive Officers under the Odetics 401(k) and Stock Ownership Plan.

(4)
Includes 110,000 shares underlying the regrant option issued in May 2002 to replace options cancelled in November 2001. See "2001 Option Exchange Program."

(5)
In the year ended March 31, 2002, Mr. Johnson was granted an option to purchase 40,000 shares of common stock of Iteris.

(6)
Consists of shares underlying regrant options issued in May 2002 to replace options cancelled in November 2001. See "2001 Option Exchange Program."

(7)
In the year ended March 31, 2001, Mr. Fruehauf was granted an option to purchase 250,000 shares of common stock of Zyfer. Mr. Fruehauf resigned from his positions with Odetics effective as of May 9, 2003.

(8)
Mr. L'Heureux resigned from his positions with Odetics effective as of February 21, 2003.

Option Grants in Last Fiscal Year

        The following table provides information regarding option grants made to our Named Executive Officers during the fiscal year ended March 31, 2003. No stock appreciation rights were granted to any of the Named Executive Officers during such fiscal year.

		Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
		Percent of Total Options Granted to Employees in Fiscal 2003
	Number of Securities Underlying Options Granted (1)
Name			Exercise Price Per Share (2)	Expiration Date
					5%	10%
Greg Miner	310,000	56.47%	$1.40	05/20/12	$272,940	$691,684
John E. Johnson	12,000	2.19	$1.40	05/20/12	10,565	26,775
Hugo Fruehauf(4)	12,000	2.19	$1.40	05/20/12	10,565	26,775
Steven A. L'Heureux(5)	10,000	1.82	$1.40	05/20/12	8,805	22,312
Gary W. Smith	45,000	8.20	$1.40	05/20/12	39,620	100,406

(1)
Each option was granted pursuant to Odetics' 1997 Stock Incentive Plan (the "1997 Plan") and entitles the holder to purchase shares of Class A common stock of Odetics. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's termination of employment with Odetics or its subsidiaries. Each option vests in three equal annual installment with the first installment vesting on the first year anniversary of the grant date, subject to acceleration of vesting in the event of the merger, consolidation or reorganization of Odetics if such option is not assumed or other wise continued in effect in such transaction. In addition, the Compensation and Stock Option Committee has the authority to provide for the accelerated vesting of the option whether or not the option is assumed or other wise continued in effect or upon the termination of the optionee's employment following such transaction.

  Includes shares underlying regrant options issued in May 2002 to replace options cancelled in November 2001. See "2001 Option Exchange Program."

(2)
Odetics may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the applicable federal and state withholding taxes to which the optionee becomes subject in connection with such exercise.

(3)
The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent management's estimate or projection of future trading prices of the Class A common stock. Unless the market price of the Class A common stock does in fact appreciate over the option term, no value will be realized from the option grants. Actual gains, if any, are dependent upon numerous factors, including, without limitation, the future performance of Odetics and its business units, overall business and market conditions, and the option holder's continued employment with Odetics throughout the entire vesting period and option term, which factors are not reflected in this table.

(4)
Mr. Fruehauf resigned from his positions with Odetics effective as of May 9, 2003.

(5)
Mr. L'Heureux resigned from his positions with Odetics effective as of February 21, 2003.

Aggregated Option Exercises and Fiscal Year End Values

        The following table provides information with respect to the Named Executive Officers concerning the unexercised options held by them at of the end of the fiscal year ended March 31, 2003. None of the Named Officers exercised any options or stock appreciation rights during the fiscal year ended March 31, 2003 and no stock appreciation rights were held by the Named Executive Officers at the end of such fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)(1)
			Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory A. Miner Chief Executive Officer, Chief Financial Officer and Director	155,556	154,444	—	—
John E. Johnson Vice President	12,000	—	—	—
Hugo Fruehauf(2) Vice President	12,000	—	—	—
Steven A. L'Heureux(3) Vice President	—	—	—	—
Gary W. Smith Vice President, Controller and Secretary	45,000	—	—	—

(1)
Includes both in-the-money and out-of-the money options.

(2)
Mr. Fruehauf resigned from his positions with Odetics effective as of May 9, 2003.

(3)
Mr. L'Heureux resigned from his positions with Odetics effective as of February 21, 2003.

2001 Option Exchange Program

        In November 2001, Odetics implemented an option exchange program to address the substantial loss in value of the outstanding stock options held by Odetics' executive officers and the increasing inability of those options to serve as a meaningful incentive for optionees to remain employed with Odetics. Under the program, each executive officer who held outstanding stock options with an exercise price of $4.00 or more per share under the 1997 Plan or the 1994 Long-Term Equity Plan (the "1994 Plan"), was given the opportunity to exchange that option for a new option under the 1997 Plan for the same number of shares that would be granted at least six months and one day after the completion of the option exchange program.

        On November 16, 2001, Odetics accepted for exchange and cancellation options to purchase an aggregate of 349,000 shares of Odetics' Class A common stock representing 100% of the options eligible to be tendered under the option exchange program. On May 20, 2002, Odetics granted new options to purchase an aggregate of 349,000 shares of Class A common stock under the 1997 Plan to replace the eligible options that had been tendered and cancelled under the program.

        In general, the exercise price per share for the new options was $1.40, the last reported sales price of the Class A common stock on the grant date. In the case of Joel Slutzky, who is a holder of 10% or more of the common stock, the exercise price per share for the new options was $1.54, or 110% of the last reported trading price of the Class A common stock on the grant date.

        Each new option issued in exchange for a cancelled option will continue to vest and become exercisable for the option shares in accordance with the same vesting schedule in effect for the cancelled option.

        The table below provides certain information concerning our executive officers who tendered eligible options in the option exchange program and the options that were cancelled pursuant to that program. Except for the November 2001 option exchange program, Odetics has not implemented any other option repricing or option cancellation/regrant programs.

10-YEAR OPTION REPRICINGS

Name and Principal Position	Date of Cancel- lation	Number of Securities Underlying Options at Time of Cancellation	Market Price of Stock at Time of Cancel- lation	Exercise Price at Time of Cancel- lation	New Exercise Price of Replace- ment Option	Length of Original Option Term Remaining at Date of Cancellation
Joel Slutzky Chairman of the Board	11/16/01 11/16/01 11/16/01	50,000 55,000 55,000	$1.26 1.26 1.26	$4.625 8.663 11.344	$1.54 1.54 1.54	7 years 8 years 8 years
Gregory A. Miner Chief Executive Officer, Chief Financial Officer and Director	11/16/01 11/16/01 11/16/01 11/16/01	25,000 30,000 25,000 30,000	1.26 1.26 1.26 1.26	4.625 10.313 7.875 10.000	1.40 1.40 1.40 1.40	7 years 8 years 8 years 9 years
John E. Johnson Vice President	11/16/01	12,000	1.26	4.625	1.40	7 years
Hugo Fruehauf (1) Vice President	11/16/01	12,000	1.26	4.625	1.40	7 years
Steven A. L'Heureux (2) Vice President	11/16/01	10,000	1.26	10.313	1.40	8 years
Gary W. Smith Vice President, Controller and Secretary	11/16/01 11/16/01 11/16/01	15,000 20,000 10,000	1.26 1.26 1.26	4.625 10.313 7.875	1.40 1.40 1.40	7 years 8 years 8 years

(1)
Mr. Fruehauf resigned from his positions with Odetics effective as of May 9, 2003.

(2)
Mr. L'Heureux resigned from his positions with Odetics effective as of February 21, 2003.

Benefit Plans

        Odetics maintains a 401(k) and Stock Ownership Plan (the "Stock Ownership Plan") which qualifies for favorable tax treatment under Section 401(a) of the Internal Revenue Code. The Stock Ownership Plan is the result of the merger of the Odetics, Inc. Profit Sharing and 401(k) Plan and the Odetics Associates Stock Ownership Plan.

        Employees become eligible to make pre-tax contributions to the Stock Ownership Plan pursuant to Internal Revenue Code Section 401(k) as of the January 1, April 1, July 1 or October 1 coincident with or next following the date on which they are hired. Participants may contribute an amount not in excess of $11,000 for calendar year 2003. Employees become eligible to receive an allocation of employer contributions to the Stock Ownership Plan as of the January 1, April 1, July 1 or October 1 coincident with or next following the date on which they have completed six months of service with Odetics. These contributions may be made in the form of cash or Odetics stock. No contributions were made by Odetics to the Stock Ownership Plan for the fiscal years ended March 31, 2000, 2001 and 2003.

        Contributions that are made to the Stock Ownership Plan are allocated to the separate accounts of participants and are held in a trust. Participant accounts are credited with investment gains and charged with investment losses. Participant contributions are always fully vested at all times, and the Odetics contributions on behalf of participants vest at the rate of 33 1/3 percent per year of service. Following termination of employment, the vested portion of the participant's account balance is distributed in a lump sum payment.

        Odetics also maintains an Executive Deferral Plan which allows designated executives to defer the receipt of some of their current compensation until a future year. These executives may elect to defer the receipt of up to 75% of their annual compensation, but in no event may they elect to defer less than $5,000. Benefits are generally fully vested at all times, and are payable following termination of employment in the manner elected by the executive. The Executive Deferral Plan does not qualify for favorable income tax treatment under Section 401(a) of the Internal Revenue Code.

Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements

        Odetics does not currently have any employment contracts in effect with any of its Named Executive Officers. Odetics provides incentives such as salary, benefits and option grants to attract and retain executive officers and other key associates. The Compensation and Stock Option Committee, as Plan Administrator of the 1997 Plan, has the authority to provide for the accelerated vesting of outstanding options held by an individual, in connection with the termination of such individual's employment following an acquisition in which these options are assumed or the repurchase rights with respect to the unvested shares are assigned or upon certain hostile changes in control of Odetics. Other than such accelerated vesting and the agreements described below in "Certain Transactions", there is no agreement or policy which would entitle any executive officer to severance payments or any other compensation as a result of such officer's termination.

Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, Odetics can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The certificate of incorporation and the bylaws of Odetics provides that Odetics will indemnify its directors and officers to the fullest extent permitted by law, and the bylaws require Odetics to advance litigation expenses upon receipt by Odetics of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Odetics' certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to Odetics and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Odetics or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        Odetics has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify Odetics' directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Odetics, on account of services as a director or officer of Odetics, or as a director or officer of any other company or enterprise to which the person provides services at the request of Odetics.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation and Stock Option Committee of Odetics' Board of Directors during the fiscal year ended March 31, 2003 were Messrs. Daly, Seazholtz and Thomas. None of these individuals was an officer or employee of Odetics or its subsidiaries at any time during the fiscal year ended March 31, 2003.

        No executive officer of Odetics has served on the Board of Directors or on the compensation committee of any other entity that has, or has had, one or more executive officers serving as a member of the Board of Directors or on the Compensation and Stock Option Committee of Odetics.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        This report covers Odetics' fiscal year ended March 31, 2003. The Compensation and Stock Option Committee (the "Compensation Committee") for the fiscal year ended March 31, 2003 was comprised of three outside directors, Messrs. Daly, Seazholtz and Thomas. The Compensation Committee recommends the general compensation levels for executives. The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors, the salaries, bonuses and benefit plans for officers and key associates. During the fiscal year ended March 31, 2003, the Compensation Committee held two meetings.

General Compensation Policy

        The guiding principle of the Compensation Committee is to establish a compensation program that aligns executive compensation with Odetics' objectives and business strategies as well as with financial and operational performance. In keeping with this principle the Compensation Committee seeks to:

  (1)
  Attract and retain qualified senior executives who can play a significant role in the achievement of Odetics' goals;

  (2)
  Reward executives for strategic management and the long-term enhancement of stockholder value; and

  (3)
  Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of Odetics.

        In the fiscal year ended March 31, 2003, the annual compensation for the executive officers included base salaries and stock options.

        Odetics establishes salaries for the officers by considering the salaries of officers at comparably sized companies according to data obtained by the Compensation Committee from executive compensation consultants and from other independent outside sources, including the American Electronics Association annual survey of executive compensation.

        A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of Odetics' securities. The award of options is intended to encourage executives to establish a meaningful, long-term ownership interest in Odetics consistent with the interests of Odetics' stockholders. Under Odetics' stock option plans, options are granted from time to time to certain officers and key associates of Odetics and its subsidiaries at the fair market value of the shares of Class A common stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to Odetics' long-term performance. The award of stock options to the executive officers of Odetics is determined based upon individual performance, level of base salary and position with Odetics.

        The Compensation Committee has reviewed the base salaries for the fiscal year ended March 31, 2003 of each of the executive officers and is of the opinion that such salaries are not unreasonable in view of those paid by Odetics' competitors and by other companies of similar size. The Compensation Committee also reviewed the stock options awarded to the executive officers for their services in the fiscal year ended March 31, 2003 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with Odetics.

CEO Compensation

        In setting the total compensation payable to Gregory A. Miner, Odetics' Chief Executive Officer and Chief Financial Officer, for the fiscal year ended March 31, 2003, the Compensation Committee sought to make such compensation competitive with that provided by other companies with which Odetics competes for executive talent.

        With respect to the base salary of Mr. Miner, it was the Compensation Committee's intent to provide him with a level of stability and certainty each year. The Compensation Committee believes the base salary of Mr. Miner for the fiscal year ended March 31, 2003 is at a competitive level with the base salaries in effect for similarly situated chief executive officers. The remaining components of Mr. Miner's compensation for the fiscal year ended March 31, 2003, however, were primarily dependent upon corporate performance. Based upon such performance, among other factors, no bonus was paid to Mr. Miner for the fiscal year ended March 31, 2003 and 200,000 options were granted to him for the fiscal year ended March 31, 2003.

2001 Option Exchange Program

        In light of the substantial decline in the market price of the Class A common stock that occurred as a result of the economic downturn in the technology sector, which began in the latter part of the 2000 calendar year, many of the outstanding options held by Odetics' executive officers had exercise prices significantly higher than the market price of the underlying common stock. The Compensation Committee believed that many of those options had little or no value and were unlikely to be exercised in the foreseeable future. As a result, the Compensation Committee decided that those options were no longer effective in achieving the desired objectives of retaining and incentivizing employees important to Odetics' attainment of its business and financial objectives and the creation of value for the stockholders.

        Accordingly, in November 2001, the Compensation Committee authorized Odetics to implement an option exchange program which would allow each executive officer the opportunity to exchange his outstanding stock options under the 1997 Plan and the 1994 Plan with an exercise price in excess of $4.00 per share. In exchange, the executive officers would receive new options under the 1997 Plan for the same number of shares to be granted at least six months and one day after the completion of the option exchange program.

        Options to purchase 349,000 shares were held by executive officers and eligible for exchange. At the conclusion of the program on November 16, 2001, Odetics accepted for exchange and cancellation options to purchase an aggregate of 349,000 shares of common stock representing 100% of the options eligible to be tendered under the option exchange program.

        On May 20, 2002, Odetics granted options to purchase an aggregate of 349,000 shares of Class A common stock to executive officers who tendered eligible options in the program. In general, the exercise price per share for those new options is $1.40, the last reported trading price of the Class A common stock on the grant date. In the case of Joel Slutzky, who is a holder of 10% or more of the common stock, the exercise price per share for the new options was $1.54, or 110% of the last reported trading price of the Class A common stock on the grant date. Six executive officers originally participated in the option exchange program, six executive officers received new options to purchase a total of 349,000 shares in cancellation of their higher-priced options for the same number of shares, and no executive officers held no eligible options.

        Each option issued in exchange for a cancelled option will continue to vest and become exercisable for the option shares in accordance with the same vesting schedule in effect for the cancelled option.

        The Compensation Committee believed that this program was necessary because equity incentives in the form of stock option grants form a critical component of the compensation package provided to Odetics' key employees and play a substantial role in Odetics' ability to retain the services of individuals essential to Odetics' long-term financial success. The Compensation Committee felt that Odetics' ability to retain key employees would be significantly impaired, unless value were restored to their options in the form of either replacement options or supplemental options to be granted with an exercise price equal to the fair market value of the Class A common stock at the time of grant. However, in order to assure that the option exchange program served its primary purposes of assuring the continued service of key employees and helping to create stockholder value, the Committee imposed several limitations. First, no participant would be eligible to receive a replacement option for his cancelled option unless that individual continued to be employed by Odetics until the grant date of the replacement option. To assure that the replacement option would not be treated as a variable award for financial accounting purposes, which would otherwise have a negative impact upon Odetics' earnings, no replacement option was to be granted within six months and one day after the cancellation of the option submitted for exchange. As a result, each participant in the program had to remain employed with Odetics until the end of that period in order to receive the replacement option. In addition, each replacement option will vest in accordance with the same vesting schedule as was in effect for the cancelled option it replaces. As a result, the optionee will only have the opportunity to acquire all the shares subject to the replacement option if he remains employed with Odetics through the end of that vesting period.

        As a result of the deferred grant date for the replacement options and the continuation of the existing vesting schedules for those options, the Compensation Committee believed that the program struck an appropriate balance between the interests of Odetics' employees and those of its stockholders. The replacement options provide an opportunity for executive officers, who are essential to Odetics' long-term financial success, to restore value to the equity component of their compensation package. However, those individuals will enjoy the benefits of their replacement options only if they in fact remain employed with Odetics and contribute to its financial success in a manner that creates stockholder value in the form of increases to the market value of its stock.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The nonperformance based compensation to be paid to Odetics' executive officers for the fiscal year ended March 31, 2003 did not exceed the $1.0 million limit per officer, nor is it expected that the nonperformance based compensation to be paid to Odetics' executive officers for the next fiscal year will exceed that limit. Odetics' 1997 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of Odetics' executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to Odetics' executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

                      Submitted by the Compensation Committee
                      of the Board of Directors:

                      Kevin C. Daly, Ph.D.
                      John W. Seazholtz
                      Thomas L. Thomas

AUDIT COMMITTEE REPORT

        The following is the report of the audit committee with respect to the audited consolidated financial statements of Odetics for the fiscal year ended March 31, 2003 included in Odetics' Annual Report on Form 10-K for that year.

Review with Management

        The audit committee has reviewed and discussed these audited consolidated financial statements with management of Odetics.

Review and Discussions with Independent Auditors

        The audit committee has discussed with Odetics' independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the consolidated financial statements of Odetics.

        The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from Odetics.

Conclusion

        Based on the review and discussions referred to above in this report, the audit committee recommended to the Board of Directors of Odetics that the audited financial statements be included in Odetics' Annual Report on Form 10-K for the year ended March 31, 2003 for filing with the Securities and Exchange Commission.

                      Submitted by the Audit Committee
                      of the Board of Directors:

                      John W. Seazholtz
                      Thomas L. Thomas
                      Paul E. Wright

AUDIT AND OTHER FEES

Fees Billed to Odetics by Ernst & Young LLP During the Fiscal Year Ended March 31, 2003

        Audit Fees.    Audit fees billed to Odetics by Ernst & Young LLP during the fiscal year ended March 31, 2003 for audit of Odetics' annual consolidated financial statements and review of those consolidated financial statements included in Odetics' quarterly reports on Forms 10-Q totaled approximately $108,000.

        Financial Information Systems Design and Implementation Fees.    Odetics did not engage Ernst & Young LLP to provide advice or services to Odetics regarding financial information systems design and implementation during the fiscal year ended March 31, 2003.

        All Other Fees.    Other audit-related fees for the fiscal year ended March 31, 2003 were an additional $90,000 and included, among other things, fees for registration statements, fees related to audits of certain subsidiaries of Odetics. Fees billed to Odetics for non-audit-related services rendered by Ernst & Young LLP for the fiscal year ended March 31, 2003, including fees for tax compliance and tax consulting services, were approximately $133,000. In the aggregate, all such other fees, including audit-related fees, totaled approximately $223,000.

Determination of Independence

        The Audit Committee of the Board of Directors has determined that the provision by Ernst & Young LLP of the services covered under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above are compatible with maintaining Ernst & Young LLP's independence.

PERFORMANCE GRAPH FOR ODETICS, INC.
INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN

        The performance graph shows the cumulative total return on investment assuming an investment of $100 on March 31, 1998 in each of the Class A common stock and Class B common stock of Odetics, the Nasdaq Stock Market Index and Media General's Industry Group 836 for Diversified Electronics. The total stockholder return assumes reinvestment of dividends on a daily basis, although cash dividends have not been declared on either class of Odetics' common stock. The stockholder returns shown in the following graph are not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ODETICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

	Measurement Period
	1998	1999	2000	2001	2002	2003
Odetics Class A Common Stock	100.00	111.43	157.14	38.57	17.71	7.54
Odetics Class B Common Stock	100.00	98.14	136.65	29.81	19.89	5.17
Nasdaq Stock Market Index	100.00	135.08	250.99	100.60	101.32	74.37
MG Group Index	100.00	93.60	295.09	116.44	86.07	55.30

        Notwithstanding anything to the contrary set forth in any of Odetics' previous or future filings under the Securities Act or the Exchange Act, as amended, that might incorporate this proxy statement or future filings made by Odetics under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members and the Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Odetics under those statutes.

Certain Transactions

        In February 2002, Odetics obtained a $1.25 million line of credit from Technology Lending Partners, L.L.C. ("TLP"), a California limited liability company that is controlled by Joel Slutzky, Odetics' Chairman of the Board of Directors. Interest is payable on this line of credit monthly and accrues at the prime rate of interest designated by Bank of America from time to time plus 4% (8.5% as of March 31, 2003). As of March 31, 2003, $1.25 million was outstanding under this line of credit. In May 2003, in connection with Odetics' sale of the assets of its Zyfer, Inc. subsidiary, Odetics entered into a release of lien with TLP, pursuant to which Odetics repaid TLP $850,000 under this line of credit to obtain a release of TLP's security interest in the assets relating to the Zyfer business.

        In October 2002, Odetics entered into a Receivables Purchase Agreement with TLP, pursuant to which TLP advanced Odetics an aggregate of $923,672 against certain of Odetics' accounts receivable in exchange certain fees. As of March 31, 2003, the total fees earned by TLP in connection with this agreement were $111,248. Of the total amounts advanced, $232,347 remained outstanding and payable to TLP as of March 31, 2003. In May 2003, in connection with the Zyfer sale, Odetics entered into an agreement with TLP, pursuant to which Odetics repurchased the receivables remaining outstanding under this agreement, all of which related to the Zyfer business, for an aggregate repurchase price of $227,689. As of the date of this proxy statement, there are no outstanding factored receivables between TLP and Odetics.

        In May 2003, Odetics entered into change in control agreements with each of Greg Miner, the Chief Executive Officer, Chief Financial Officer and a director of Odetics, and John E. Johnson, a Vice President of Odetics and the President and Chief Executive Officer and a Director of Iteris. In the event of an involuntary termination of the officer's employment within three months prior to or twenty-four months after a change in control, the agreement provides for a severance payment to such officer of 200% of such officer's annual base pay plus target bonus for the current fiscal year. In addition, such officer and his dependents are entitled to all insurance benefits for up to twenty-four months or until such officer obtains new employment with comparable benefits, whichever is earlier.

        In July 2003, Odetics entered into a Securities Purchase Agreement with certain purchasers, including Greg Miner, the Chief Executive Officer, the Chief Financial Officer and a director of Odetics, pursuant to which it sold an aggregate of 3,666,666 shares of its Class A common stock and issued warrants to purchase an aggregate of 366,666 shares of its Class A common stock to seven accredited investors, including Mr. Miner, who participated in such private financing on the same terms as the other investors. Mr. Miner purchased an aggregate of 166,667 shares of the Class A common stock of Odetics at a purchase price of $0.60 per share, the closing sales price of the Class A common stock on the OTC Bulletin Board on the date of the agreement. In addition, in accordance with the terms of the agreement, Mr. Miner received a warrant to purchase up to 16,667 shares of the Class A common stock at an exercise price of $1.50 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under the federal securities laws, Odetics' directors and officers and any persons holding more than 10% of Odetics' common stock are required to report their ownership of Odetics' common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and Odetics is required to report in this proxy statement any failure to file by these dates. Based solely on its review of copies of the reports on Forms 3, 4 and 5 received by Odetics with respect to the fiscal year ended March 31, 2003, and the written representations received from the reporting persons that no other reports were required, Odetics believes that all directors, executive officers and persons who own more than 10% of Odetics' common stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section.

Annual Report

        A copy of Odetics' annual report on Form 10-K for the fiscal year ended March 31, 2003 (including Amendment No. 1 but excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the exhibits to the annual report on Form 10-K, as amended, without charge, by writing to Investor Relations, Odetics, Inc., 1515 S. Manchester Avenue, Anaheim, California 92802. The annual report on Form 10-K, as amended (including the exhibits thereto), is also available on the Securities and Exchange Commission's Web site (http://www.sec.gov).

Deadline for Receipt of Stockholder Proposals

        If Odetics has not received notice on or prior to June 22, 2003 of any matter a stockholder intends to propose for a vote at the 2003 annual meeting of stockholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter as a separate item on the proxy card.

        The deadline for stockholders to submit proposals to be considered for inclusion in Odetics' proxy statement for next year's annual meeting of stockholders is anticipated to be April 15, 2004. In addition, the proxy to be solicited by the Board of Directors for next year's annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Odetics receives notice of such proposal no later than June 30, 2004. Stockholder proposals must be mailed to the attention of the Secretary of Odetics at the principal executive offices of Odetics located at 1515 South Manchester, Anaheim, California 92802.

Other Business

        The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                      THE BOARD OF DIRECTORS OF
                      ODETICS, INC.

Anaheim, California
August 11, 2003

V    DETACH PROXY CARD HERE    V

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ODETICS, INC.
CLASS A COMMON STOCK

        The undersigned stockholder of Class A common stock of ODETICS, INC. hereby appoints GREGORY A. MINER and GARY W. SMITH, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Odetics to be held at 1515 South Manchester Avenue, Anaheim, California 92802 on September 12, 2003 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class A common stock of Odetics held of record by the undersigned on July 25, 2003, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Stockholders, the proxy statement and the annual report to stockholders on Form 10-K for the year ended March 31, 2003 (including Amendment No. 1 to such annual report), which were furnished with this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued, and to be signed on reverse side)
See reverse side

ODETICS, INC.

V    DETACH PROXY CARD HERE    V

Please Detach Here
V    You Must Detach This Portion of the Proxy Card    V
Before Returning it in the Enclosed Envelope

☒ Please mark votes as in this example.
1.	ELECTION OF DIRECTORS
Nominees standing for election by holders of Class A common stock: Crandall L. Gudmundson and Jerry F. Muench.
☐ FOR ☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

Nominees standing for election by holders of Class A common stock and Class B common stock voting together as a single class: Kevin C. Daly, Gregory A. Miner, John W. Seazholtz, Joel Slutzky, Thomas L. Thomas and Paul E. Wright.
☐ FOR ☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2.	Approval of the amendment of the certificate of incorporation of Odetics to effect a change in the corporate name to "Iteris Holdings, Inc."
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Ratification of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2004.
☐ FOR ☐ AGAINST ☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature:	Date:
Signature:	Date:

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

V    DETACH PROXY CARD HERE    V

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ODETICS, INC.
CLASS B COMMON STOCK

        The undersigned stockholder of Class B common stock of ODETICS, INC. hereby appoints GREGORY A. MINER and GARY W. SMITH, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Odetics to be held at 1515 South Manchester Avenue, Anaheim, California 92802 on September 12, 2003 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class B common stock of Odetics held of record by the undersigned on July 25, 2003, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Stockholders, the proxy statement and the annual report to stockholders on Form 10-K for the year ended March 31, 2003 (including Amendment No. 1 to such annual report), which were furnished with this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued, and to be signed on reverse side)
See reverse side

ODETICS, INC.

V    DETACH PROXY CARD HERE    V

Please Detach Here
V    You Must Detach This Portion of the Proxy Card    V
Before Returning it in the Enclosed Envelope

☒ Please mark votes as in this example.
1.	ELECTION OF DIRECTORS

Nominees standing for election by holders of Class A common stock and Class B common stock voting together as a single class: Kevin C. Daly, Gregory A. Miner, John W. Seazholtz, Joel Slutzky, Thomas L. Thomas and Paul E. Wright.
☐ FOR ☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2.	Approval of the amendment of the certificate of incorporation of Odetics to effect a change in the corporate name to "Iteris Holdings, Inc."
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Ratification of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2004.
☐ FOR ☐ AGAINST ☐ ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature:	Date:
Signature:	Date:

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Nominees for Election
PROPOSAL NO. 2 APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT A CHANGE IN THE CORPORATE NAME
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLANS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
10-YEAR OPTION REPRICINGS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
AUDIT AND OTHER FEES
PERFORMANCE GRAPH FOR ODETICS, INC. INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG ODETICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP